Global. Connected. Sustainable.

1Q
18

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	First Quarter 2018

Financial Supplement
Corporate Information	First Quarter 2018

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of March 31, 2018, the company's 203 data centers, including 18 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 27.6 million square feet, excluding approximately 3.6 million square feet of space under active development and 1.5 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Chris Sharp: Chief Technology Officer

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
Merrill Lynch	Barclays Capital	Citigroup	Cowen & Company	Credit Suisse
Michael J. Funk	Ross Smotrich	Michael Rollins	Colby Synesael	Sami Badri
(646) 855-5664	(212) 526-2306	(212) 816-1116	(646) 562-1355	(212) 538-1727

Jeffrey Spector	Dan Occhionero	Emmanuel Korchman	Jonathan Charbonneau
(646) 855-1363	(212) 526-7164	(212) 816-1382	(646) 562-1356

Deutsche Bank	Green Street Advisors	Guggenheim Securities	Jefferies	JP Morgan
Vincent Chao	Lukas Hartwich	Robert Gutman	Jonathan Petersen	Richard Choe
(212) 250-6799	(949) 640-8780	(212) 518-9148	(212) 284-1705	(212) 662-6708

Mike Husseini	David Guarino	Michael Hart	Omotayo Okusanya
(212) 250-7703	(949) 640-8780	(212) 518-9190	(212) 336-7076

KeyBanc Capital	MoffettNathanson	Morgan Stanley	Raymond James	RBC Capital Markets
Jordan Sadler	Nick Del Deo	Simon Flannery	Frank Louthan	Jonathan Atkin
(917) 368-2280	212-519-0025	(212) 761-6432	(404) 442-5867	(415) 633-8589

Kathleen Morgan	Sydney Marks	Lisa Lam	Paul Puryear	Bora Lee
(917) 368-2230	(212) 519-0018	(212) 761-4487	(727) 567-2253	(212) 618-7823

R.W. Baird	SunTrust	UBS	Wells Fargo	William Blair
David Rodgers	Greg Miller	John Hodulik	Jennifer Fritzsche	Jim Breen
(216) 737-7341	(212) 303-4169	(212) 713-4226	(312) 920-3548	(617) 235-7513

	Matthew Kahn	Lisa Friedman	Eric Luebchow
	(212) 319-2644	(212) 713-2589	(312) 630-2386

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	First Quarter 2018

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Positive Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
High price (1)	$115.08	$124.16	$127.23	$121.53	$109.00
Low price (1)	$96.56	$109.19	$108.73	$105.17	$98.03
Closing price, end of quarter (1)	$105.38	$113.90	$118.33	$112.95	$106.39
Average daily trading volume (1)	1,565,456	1,206,103	1,405,287	1,194,181	1,257,844
Indicated dividend per common share (2)	$4.04	$3.72	$3.72	$3.72	$3.72
Closing annual dividend yield, end of quarter	3.8%	3.3%	3.1%	3.3%	3.5%
Shares and units outstanding, end of quarter (3)	214,611,402	213,959,395	213,916,456	164,586,841	162,086,063
Closing market value of shares and units outstanding (4)	$22,615,749	$24,369,975	$25,312,734	$18,590,083	$17,244,336

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of March 31, 2018, the total number of shares and units includes 205,874,914 shares of common stock, 6,730,727 common units held by third parties and 2,005,761 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of March 31, 2018	First Quarter 2018

Partner	# of Units (1)	% Ownership
Digital Realty Trust, Inc.	205,874,914	95.9%
Third Party Unitholders	6,730,727	3.2%
Directors, Officers and Others (2)	2,005,761	0.9%
Total	214,611,402	100.0%

(1)
The total number of units includes 205,874,914 general partnership common units, 6,730,727 common units held by third parties and 2,005,761 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions.

(2)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2018

Shares and Units at End of Quarter	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Common shares outstanding	205,874,914	205,470,300	205,433,495	162,183,489	159,539,892
Common units outstanding	8,736,488	8,489,095	8,482,961	2,403,352	2,546,171
Total Shares and Partnership Units	214,611,402	213,959,395	213,916,456	164,586,841	162,086,063

Enterprise Value
Market value of common equity (1)	$22,615,749	$24,369,975	$25,312,734	$18,590,083	$17,244,336
Liquidation value of preferred equity	1,266,250	1,266,250	1,266,250	865,000	1,047,500
Total debt at balance sheet carrying value	9,147,712	8,648,618	8,484,244	6,437,620	6,201,329
Total Enterprise Value	$33,029,711	$34,284,843	$35,063,228	$25,892,703	$24,493,165
Total debt / total enterprise value	27.7%	25.2%	24.2%	24.9%	25.3%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$17,528,976	$17,079,413	$16,535,694	$12,285,691	$11,981,861
Total Assets	21,581,917	21,404,345	21,232,498	12,579,571	12,329,548
Total Liabilities	10,595,502	10,300,993	9,994,566	7,548,277	7,259,103

Selected Operating Data
Total operating revenues	$744,368	$731,445	$609,925	$565,989	$550,569
Total operating expenses	600,555	614,247	543,768	435,332	413,286
Interest expense	76,985	73,989	71,621	57,582	55,450
Net income	110,095	79,658	12,476	79,571	84,563
Net income (loss) available to common stockholders	86,298	53,306	(4,139)	57,837	66,145

Financial Ratios
EBITDA (2)	$461,446	$415,813	$296,892	$296,169	$300,284
Adjusted EBITDA (3)	450,813	428,311	351,904	328,862	323,416
Net Debt to Adjusted EBITDA (4)	5.3x	5.2x	6.0x	5.1x	4.9x
GAAP interest expense	76,985	73,989	71,621	57,582	55,450
Fixed charges (5)	104,892	102,504	93,619	75,992	77,589
Interest coverage ratio (6)	5.3x	5.2x	4.8x	5.4x	5.4x
Fixed charge coverage ratio (7)	4.3x	4.2x	3.9x	4.3x	4.2x

Profitability Measures
Net income (loss) per common share - basic	$0.42	$0.26	($0.02)	$0.36	$0.42
Net income (loss) per common share - diluted	$0.42	$0.26	($0.02)	$0.36	$0.41
Funds from operations (FFO) / diluted share and unit (8)	$1.61	$1.48	$1.23	$1.44	$1.50
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.63	$1.55	$1.51	$1.54	$1.52
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.53	$1.35	$1.37	$1.42	$1.36
Dividends per share and common unit	$1.01	$0.93	$0.93	$0.93	$0.93
Diluted FFO payout ratio (8) (10)	62.8%	62.9%	75.5%	64.6%	62.0%
Diluted Core FFO payout ratio (8) (11)	62.0%	60.0%	61.6%	60.4%	61.2%
Diluted AFFO payout ratio (9) (12)	66.0%	68.7%	68.1%	65.4%	68.2%

Portfolio Statistics
Data Centers (13)	199	198	193	184	184
Cross-connects	75,000	74,000	73,000	71,600	71,000
Net rentable square feet, excluding development space (13)	27,115,634	26,588,569	26,056,085	22,914,945	22,679,949
Occupancy at end of quarter (14)	89.2%	90.2%	90.8%	89.1%	89.4%
Occupied square footage	24,195,848	23,991,756	23,659,177	20,422,713	20,274,894
Space under active development (15)	3,629,821	2,700,156	2,759,858	1,182,869	1,470,816
Space held for development (16)	1,532,682	1,645,175	1,636,300	1,674,556	1,642,219
Weighted average remaining lease term (years) (17)	4.9	4.9	5.1	5.0	5.1
Same-capital occupancy at end of quarter (14) (18)	88.4%	89.5%	89.7%	89.9%	89.9%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2018

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock issuable with respect to unexercised stock option awards and potentially issuable upon conversion of our series C, series F, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, depreciation and amortization and impairment of investments in real estate. For a discussion of EBITDA, see page 38. For a reconciliation of net income available to common stockholders to EBITDA, see page 37.

(3)
Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 38. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 37.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four. For the quarter ended September 30, 2017, Net Debt to Adjusted EBITDA includes all of the debt associated with the DuPont Fabros merger while the annualized third quarter Adjusted EBITDA includes only 17 days of DuPont Fabros operations during the quarter.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For definitions and discussion of FFO and core FFO, see page 38. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 13.

(9)	For a definition and discussion of AFFO, see page 38. For a reconciliation of core FFO to AFFO, see page 14.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.

(14)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.

(15)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30). Excludes buildings held-for-sale.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34). Excludes buildings held-for-sale.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)
Represents buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	First Quarter 2018

DIGITAL REALTY REPORTS FIRST QUARTER 2018 RESULTS

San Francisco, CA — April 26, 2018 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the first quarter of 2018. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.42 per share in 1Q18, compared to $0.41 in 1Q17

•	Reported FFO per share of $1.61 in 1Q18, compared to $1.50 in 1Q17

•	Reported core FFO per share of $1.63 in 1Q18, compared to $1.52 in 1Q17

•	Signed total bookings during 1Q18 expected to generate $61 million of annualized GAAP rental revenue, including a $7 million contribution from interconnection

•	Raised 2018 core FFO per share outlook from $6.45 - $6.60 to $6.50 - $6.60

Financial Results
Digital Realty reported revenues for the first quarter of 2018 of $744 million, a 2% increase from the previous quarter and a 35% increase from the same quarter last year.
The company delivered first quarter 2018 net income of $110 million, and net income available to common stockholders of $86 million, or $0.42 per diluted share, compared to $0.26 per diluted share in the previous quarter and $0.41 per diluted share in the same quarter last year.
Digital Realty generated first quarter 2018 adjusted EBITDA of $451 million, a 5% increase from the previous quarter and a 39% increase over the same quarter last year.
The company reported first quarter 2018 funds from operations of $346 million, or $1.61 per share, compared to $1.48 per share in the previous quarter and $1.50 per share in the same quarter last year.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered first quarter of 2018 core FFO of $1.63 per share, a 5% increase from $1.55 per share in the previous quarter, and a 7% increase from $1.52 per share in the same quarter last year.

Leasing Activity
“In the first quarter, we signed total bookings expected to generate $61 million of annualized GAAP rental revenue, including a $7 million contribution from interconnection," said Chief Executive Officer A. William Stein. "As we look toward the remainder of 2018, we are confident in our ability to deliver sustainable growth for stakeholders, driven by broad-based demand across regions, verticals and product lines, along with growing local origination in key growth metros around the world."
The weighted-average lag between leases signed during the first quarter of 2018 and the contractual commencement date was six months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $57 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2018 rolled up 3.9% on a cash basis and up 9.7% on a GAAP basis.

Digital Realty Trust
Earnings Release	First Quarter 2018

New leases signed during the first quarter of 2018 by region and product type are summarized as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$31,832	195,399	$163	25	$107
Powered Base Building	4,822	198,569	24	—	—
Colocation	5,491	20,468	268	1	335
Non-Technical	81	2,400	34	—	—
Total	$42,226	416,836	$101	26	$119

Europe (1)
Turn-Key Flex	$23	—	—	—	$381
Colocation	783	901	$870	—	484
Non-Technical	5	158	31	—	—
Total	$811	1,059	$766	—	$480

Asia Pacific (1)
Turn-Key Flex	$10,554	54,265	$194	7	$125
Non-Technical	60	1,424	42	—	—
Total	$10,614	55,689	$191	7	$125

Interconnection	$7,099	N/A	N/A	N/A	N/A

Grand Total	$60,750	473,584	$113	33	$122

Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended March 31, 2018.

Partnerships
In April 2018, Digital Realty launched support for Google Cloud’s Partner Interconnect, a new service from Google Cloud that allows customers to connect to Google Cloud Platform from anywhere. Partner Interconnect provides customers with the ability to extend private, on-premise networks from Digital Realty data centers to the Google Cloud Platform, reaching a broad set of public and private cloud-based service offerings. The new offering will enable Digital Realty’s Service Exchange customers to reach Google Cloud Platform services in Frankfurt, London, Hong Kong, Singapore, Sydney, Toronto, Los Angeles, New York and Washington, D.C. We expect that additional markets will be brought online later this year.

Investment Activity
During the first quarter of 2018, Digital Realty closed on the sale of 34551 Ardenwood Boulevard, a 323,000 square foot technology manufacturing property in Fremont, CA for $73 million. The property was 86% leased and was expected to generate cash net operating income of approximately $5 million in 2018, representing an exit cap rate of 7%. The sale generated net proceeds of $72 million, and Digital Realty recognized a gain on the sale of approximately $25 million in the first quarter of 2018.
Digital Realty also closed on the sale of 200 Quannapowitt Parkway, a substantially vacant 211,000 square foot data center redevelopment project in Wakefield, MA for $15 million. The sale generated net proceeds of $15 million, and Digital Realty recognized a loss on the sale of approximately $0.4 million in the first quarter of 2018.
Likewise during the first quarter of 2018, Digital Realty closed on the sale of 3065 Gold Camp Drive and 11085 Sun Center Drive, two data centers totaling 109,000 square feet in Rancho Cordova, CA for $51 million. The properties were 100% leased and were expected to generate cash net operating income of approximately $4 million in 2018, representing an exit cap rate of 8.6%. The sale generated net proceeds of $50 million, and Digital Realty recognized a gain on the sale of approximately $14 million in the first quarter of 2018.
Subsequent to the end of the quarter, Digital Realty closed on the sale of a portfolio of three mixed-use properties in Austin, TX totaling over 378,000 square feet for $48 million. The properties were expected to generate cash net operating income of approximately $3 million in 2018, representing an exit cap rate of 6.3%. The sale generated net proceeds of $46 million, and Digital Realty recognized a gain on the sale of approximately $12 million in the second quarter of 2018.
Digital Realty participated in Megaport's March 2018 follow-on offering, investing an additional $5 million and bringing its total stake in Megaport to 7.6%.

Digital Realty Trust
Earnings Release	First Quarter 2018

Balance Sheet
Digital Realty had approximately $9.1 billion of total debt outstanding as of March 31, 2018, comprised of $9.0 billion of unsecured debt and approximately $0.1 billion of secured debt. At the end of the first quarter of 2018, net debt-to-adjusted EBITDA was 5.3x, debt-plus-preferred-to-total enterprise value was 31.5% and fixed charge coverage was 4.3x.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO, and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on April 26, 2018, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's first quarter 2018 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 4448213 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until May 26, 2018. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10117784. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart / Maria S. Lukens
Investor Relations
Digital Realty
(415) 738-6500

Digital Realty Trust
Earnings Release	First Quarter 2018

2018 Outlook
Digital Realty raised its 2018 core FFO per share outlook from $6.45 - $6.60 to $6.50 - $6.60. The assumptions underlying this guidance are summarized in the following table.

	As of	As of	As of
Top-Line and Cost Structure	January 8, 2018	February 15, 2018	April 26, 2018
2018 total revenue	$3.0 - $3.2 billion	$3.0 - $3.2 billion	$3.0 - $3.2 billion
2018 net non-cash rent adjustments (1)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)
2018 Adjusted EBITDA margin	58.0% - 60.0%	58.0% - 60.0%	58.0% - 60.0%
2018 G&A margin	5.5% - 6.5%	5.5% - 6.5%	5.5% - 6.5%

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly negative	Slightly negative	Slightly negative
GAAP basis	Up mid-single-digits	Up mid-single-digits	Up mid-single-digits
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	0% - 3.0%	0% - 3.0%	1.0% - 3.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.28 - $1.32	$1.28 - $1.32	$1.35 - $1.40
U.S. Dollar / Euro	$1.10 - $1.20	$1.10 - $1.20	$1.18 - $1.22

External Growth
Dispositions
Dollar volume	$0 - $200 million	$88 - $200 million	$187 - $300 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx	$0.9 - $1.1 billion	$0.9 - $1.1 billion	$0.9 - $1.1 billion
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$25 - $30 million	$25 - $30 million	$25 - $30 million
Recurring CapEx + capitalized leasing costs (4)	$160 - $170 million	$160 - $170 million	$160 - $170 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0 - $500 million	$0 - $500 million	$0 - $500 million
Pricing	3.25% - 4.25%	3.25% - 4.25%	3.25% - 4.25%
Timing	Mid-to-late 2018	Mid-to-late 2018	Mid-to-late 2018

Net income per diluted share	$1.50 - $1.55	$1.50 - $1.55	$1.55 - $1.55
Real estate depreciation and (gain)/loss on sale	$4.90 - $4.95	$4.90 - $4.95	$4.90 - $4.95
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.50	$6.40 - $6.50	$6.45 - $6.50
Non-core expenses and revenue streams	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.10
Core Funds From Operations / share	$6.45 - $6.60	$6.45 - $6.60	$6.50 - $6.60

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes buildings owned as of December 31, 2016 with less than 5% of the total rentable square feet under development. It also excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating data centers, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2018

	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Rental revenues	$530,925	$517,356	$440,591	$412,576	$404,126
Tenant reimbursements - Utilities	98,576	97,657	78,134	68,407	63,398
Tenant reimbursements - Other	51,503	54,324	29,479	24,935	23,890
Interconnection & other	61,373	60,275	59,851	58,301	57,225
Fee income	1,133	1,386	1,662	1,429	1,895
Other	858	447	208	341	35
Total Operating Revenues	$744,368	$731,445	$609,925	$565,989	$550,569

Utilities	$112,230	$112,055	$95,619	$82,739	$77,198
Rental property operating	113,410	113,445	94,442	91,977	92,141
Property taxes	35,263	36,348	32,586	28,161	26,919
Insurance	3,731	3,223	2,590	2,576	2,592
Depreciation & amortization	294,789	287,973	199,914	178,111	176,466
General & administrative	36,289	44,311	41,477	37,144	33,778
Severance, equity acceleration, and legal expenses	234	1,209	2,288	365	869
Transaction and integration expenses	4,178	15,681	42,809	14,235	3,323
Impairment of investments in real estate	—	—	28,992	—	—
Other expenses	431	2	3,051	24	—
Total Operating Expenses	$600,555	$614,247	$543,768	$435,332	$413,286

Operating Income	$143,813	$117,198	$66,157	$130,657	$137,283

Equity in earnings of unconsolidated joint ventures	$7,410	$5,924	$5,880	$8,388	$5,324
Gain (loss) on real estate transactions	39,273	30,746	9,751	380	(522)
Interest and other income	(42)	324	2,813	367	151
Interest (expense)	(76,985)	(73,989)	(71,621)	(57,582)	(55,450)
Tax (expense)	(3,374)	(545)	(2,494)	(2,639)	(2,223)
Gain from early extinguishment of debt	—	—	1,990	—	—
Net Income	$110,095	$79,658	$12,476	$79,571	$84,563

Net (income) attributable to non-controlling interests	(3,468)	(6,023)	(40)	(920)	(1,025)
Net Income Attributable to Digital Realty Trust, Inc.	$106,627	$73,635	$12,436	$78,651	$83,538

Preferred stock dividends, including undeclared dividends	(20,329)	(20,329)	(16,575)	(14,505)	(17,393)
Issuance costs associated with redeemed preferred stock	—	—	—	(6,309)	—

Net Income (Loss) Available to Common Stockholders	$86,298	$53,306	($4,139)	$57,837	$66,145

Weighted-average shares outstanding - basic	205,714,173	205,448,689	170,194,254	160,832,889	159,297,027
Weighted-average shares outstanding - diluted	206,507,476	206,185,084	170,194,254	161,781,868	160,421,655
Weighted-average fully diluted shares and units	214,802,763	214,424,363	174,169,511	164,026,578	162,599,529

Net income (loss) per share - basic	$0.42	$0.26	($0.02)	$0.36	$0.42
Net income (loss) per share - diluted	$0.42	$0.26	($0.02)	$0.36	$0.41

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2018

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Net (Loss) Income Available to Common Stockholders	$86,298	$53,306	($4,139)	$57,837	$66,145
Adjustments:
Non-controlling interests in operating partnership	3,480	2,138	(79)	807	904
Real estate related depreciation & amortization (1)	291,686	284,924	196,871	175,010	173,447
Unconsolidated JV real estate related depreciation & amortization	3,476	3,323	2,732	2,754	2,757
(Gain) loss on real estate transactions	(39,273)	(30,746)	(9,751)	(380)	522
Non-controlling interests share of gain on sale of property	—	3,900	—	—	—
Impairment of investments in real estate	—	—	28,992	—	—
Funds From Operations	$345,667	$316,845	$214,626	$236,028	$243,775

Funds From Operations - diluted	$345,667	$316,845	$214,626	$236,028	$243,775

Weighted-average shares and units outstanding - basic	214,009	213,688	173,461	163,078	161,475
Weighted-average shares and units outstanding - diluted (2)	214,803	214,424	174,170	164,027	162,600

Funds From Operations per share - basic	$1.62	$1.48	$1.24	$1.45	$1.51

Funds From Operations per share - diluted (2)	$1.61	$1.48	$1.23	$1.44	$1.50

	Three Months Ended
Reconciliation of FFO to Core FFO	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Funds From Operations - diluted	$345,667	$316,845	$214,626	$236,028	$243,775
Adjustments:
Termination fees and other non-core revenues (3)	(858)	(447)	(208)	(341)	(35)
Transaction and integration expenses	4,178	15,681	42,809	14,235	3,323
Gain from early extinguishment of debt	—	—	(1,990)	—	—
Issuance costs associated with redeemed preferred stock	—	—	—	6,309	—
Equity in earnings adjustment for non-core items	—	—	—	(3,285)	—
Severance, equity acceleration, and legal expenses (4)	234	1,209	2,288	365	869
Bridge facility fees (5)	—	—	3,182	—	—
Other non-core expense adjustments	431	2	3,051	24	—
Core Funds From Operations - diluted	$349,652	$333,290	$263,758	$253,335	$247,932

Weighted-average shares and units outstanding - diluted (2)	214,803	214,424	174,170	164,027	162,600

Core Funds From Operations per share - diluted (2)	$1.63	$1.55	$1.51	$1.54	$1.52

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Depreciation & amortization per income statement	$294,789	$287,973	$199,914	$178,111	$176,466
Non-real estate depreciation	(3,103)	(3,049)	(3,043)	(3,101)	(3,019)

Real Estate Related Depreciation & Amortization	$291,686	$284,924	$196,871	$175,010	$173,447

(2)
For all periods presented, we have excluded the effect of dilutive series C, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and page 14 for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

(5)	Bridge facility fees are included in interest expense.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2018

	Three Months Ended
Reconciliation of Core FFO to AFFO	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Core FFO available to common stockholders and unitholders	$349,652	$333,290	$263,758	$253,335	$247,932
Adjustments:
Non-real estate depreciation	3,103	3,049	3,043	3,101	3,019
Amortization of deferred financing costs	3,060	3,092	2,611	2,518	2,443
Amortization of debt discount/premium	875	858	816	713	697
Non-cash stock-based compensation expense	5,497	3,923	4,636	5,637	3,704
Straight-line rental revenue	(10,266)	(8,705)	(1,692)	(2,110)	(4,058)
Straight-line rental expense	2,547	(635)	4,212	4,343	4,187
Above- and below-market rent amortization	6,666	6,562	(873)	(1,946)	(1,973)
Deferred non-cash tax expense	(216)	(1,100)	284	(1,443)	(653)
Capitalized leasing compensation (1)	(2,998)	(3,567)	(2,945)	(2,740)	(2,634)
Recurring capital expenditures (2)	(27,328)	(45,298)	(34,664)	(26,740)	(29,588)
Capitalized internal leasing commissions (1)	(2,049)	(1,217)	(1,225)	(1,355)	(1,493)

AFFO available to common stockholders and unitholders (3)	$328,543	$290,252	$237,961	$233,313	$221,583

Weighted-average shares and units outstanding - basic	214,009	213,688	173,461	163,078	161,475
Weighted-average shares and units outstanding - diluted (4)	214,803	214,424	174,170	164,027	162,600

AFFO per share - diluted (4)	$1.53	$1.35	$1.37	$1.42	$1.36

Dividends per share and common unit	$1.01	$0.93	$0.93	$0.93	$0.93

Diluted AFFO Payout Ratio	66.0%	68.7%	68.1%	65.4%	68.2%

	Three Months Ended
Share Count Detail	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Weighted Average Common Stock and Units Outstanding	214,009	213,688	173,461	163,078	161,475
Add: Effect of dilutive securities	794	736	709	949	1,125

Weighted Avg. Common Stock and Units Outstanding - diluted	214,803	214,424	174,170	164,027	162,600

(1)	Includes only second-generation leasing costs.

(2)	For a definition of recurring capital expenditures, see page 33.

(3)	For a definition and discussion of AFFO, see page 38. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and above for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2018

	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17
Assets
Investments in real estate:
Real estate	$15,654,932	$15,163,846	$14,693,479	$11,132,356	$10,858,628
Construction in progress	1,470,065	1,399,684	1,405,740	787,315	780,966
Land held for future development	236,415	352,406	330,101	262,139	229,411
Investments in Real Estate	$17,361,412	$16,915,936	$16,429,320	$12,181,810	$11,869,005
Accumulated depreciation & amortization	(3,439,050)	(3,238,227)	(3,075,294)	(2,929,095)	(2,792,910)
Net Investments in Properties	$13,922,362	$13,677,709	$13,354,026	$9,252,715	$9,076,095
Investment in unconsolidated joint ventures	167,564	163,477	106,374	103,881	112,856
Net Investments in Real Estate	$14,089,926	$13,841,186	$13,460,400	$9,356,596	$9,188,951

Cash and cash equivalents	$22,370	$51	$192,578	$22,383	$14,950
Accounts and other receivables (1)	309,328	276,347	258,490	229,450	195,406
Deferred rent	442,887	430,026	420,348	423,188	418,858
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	2,928,566	2,998,806	3,052,277	1,494,083	1,501,843
Acquired above-market leases, net	165,568	184,375	178,190	19,716	20,826
Goodwill	3,405,110	3,389,595	3,384,394	778,862	757,444
Restricted cash	7,330	13,130	17,753	18,931	10,447
Assets associated with real estate held for sale	41,707	139,538	132,818	87,882	56,154
Other assets	169,125	131,291	135,250	148,480	164,669

Total Assets	$21,581,917	$21,404,345	$21,232,498	$12,579,571	$12,329,548

Liabilities and Equity
Global unsecured revolving credit facility	$952,121	$550,946	$138,477	$563,063	$564,467
Unsecured term loan	1,428,498	1,420,333	1,432,659	1,520,482	1,505,667
Unsecured senior notes, net of discount	6,660,727	6,570,757	6,806,333	4,351,148	4,128,110
Mortgage loans, net of premiums	106,366	106,582	106,775	2,927	3,085
Accounts payable and other accrued liabilities	1,012,490	980,218	1,024,394	850,602	804,371
Accrued dividends and distributions	—	199,761	—	—	—
Acquired below-market leases	225,674	249,465	257,732	76,099	78,641
Security deposits and prepaid rent	207,859	217,898	223,536	181,007	171,692
Liabilities associated with assets held for sale	1,767	5,033	4,660	2,949	3,070
Total Liabilities	$10,595,502	$10,300,993	$9,994,566	$7,548,277	$7,259,103

Redeemable noncontrolling interests – operating partnership	49,871	53,902	64,509	—	—

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (2)	$219,250	$219,250	$219,250	—	—
Series F Cumulative Redeemable Preferred Stock (3)	—	—	—	—	$176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	$241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (7)	193,540	193,540	193,667	—	—
Common Stock: $0.01 par value per share, 315,000,000 shares authorized (8)	2,045	2,044	2,043	1,611	1,584
Additional paid-in capital	11,285,611	11,261,462	11,250,322	5,991,753	5,769,091
Dividends in excess of earnings	(2,177,269)	(2,055,552)	(1,917,791)	(1,722,610)	(1,629,633)
Accumulated other comprehensive (loss) income, net	(106,096)	(108,432)	(116,732)	(110,709)	(122,540)
Total Stockholders' Equity	$10,253,851	$10,349,082	$10,467,529	$4,996,815	$5,031,463

Non-controlling Interests
Non-controlling interest in operating partnership	$680,400	$698,125	$699,308	$27,909	$32,409
Non-controlling interest in consolidated joint ventures	2,293	2,243	6,586	6,570	6,573

Total Non-controlling Interests	$682,693	$700,368	$705,894	$34,479	$38,982

Total Equity	$10,936,544	$11,049,450	$11,173,423	$5,031,294	$5,070,445

Total Liabilities and Equity	$21,581,917	$21,404,345	$21,232,498	$12,579,571	$12,329,548

(1)	Net of allowance for doubtful accounts of $6,906 and $6,737, as of March 31, 2018 and December 31, 2017, respectively.

(2)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $0 and $0 liquidation preference, respectively ($25.00 per share), 0 and 0 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively. All outstanding shares of Series F Cumulative Redeemable Preferred Stock were redeemed on April 5, 2017.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.

(7)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.

(8)	Common Stock: 205,874,914 and 205,470,300 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2018

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$342,331
Turn-Key Flex® (4)	1,082,801
Powered Base Building® (4)	223,265
Colo & Non-tech (4)	129,867
Internet Gateway Leaseholds (4)	128,706
Total Cash NOI, Annualized	$1,906,970
less: Partners' share of consolidated JVs	52
Dispositions / expirations	(13,254)
1Q18 carry-over & remaining FY18 backlog cash NOI (stabilized) (5)	78,389
Total Consolidated Cash NOI, Annualized	$1,972,157

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$40,325
Powered Base Building®	9,651
Total Unconsolidated Cash NOI, Annualized	$49,976

Other Income
Development and Management Fees (net), Annualized	$4,533

Other Assets
Pre-stabilized inventory, at cost (7)	$406,039
Land held for development	236,415
Development CIP (8)	1,470,065
less: Investment associated with FY18 Backlog NOI	(435,538)
Cash and cash equivalents	22,370
Restricted cash	7,330
Accounts and other receivables, net	309,328
Other assets	169,125
less: Partners' share of consolidated JV assets	(200)
Total Other Assets	$2,184,934

Liabilities
Global unsecured revolving credit facility	$958,480
Unsecured term loan	1,432,931
Unsecured senior notes	6,715,440
Mortgage loans, excluding premiums	106,178
Accounts payable and other accrued liabilities (9)	1,012,490
Accrued dividends and distributions	—
Security deposits and prepaid rents	207,859
Liabilities associated with assets held for sale	1,767
Backlog NOI cost to complete (10)	180,822
Preferred stock, at liquidation value	1,266,250
Digital Realty's share of unconsolidated JV debt	270,260
Total Liabilities	$12,152,477

Diluted Shares and Units Outstanding	215,405

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture buildings.

(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 39.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 1Q18 Cash NOI of $1,907.0 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY18. Includes Digital Realty's share of signed leases at unconsolidated joint venture buildings.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 36.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture buildings.

(8)	See page 32 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $172.3 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture buildings.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	First Quarter 2018

	As of March 31, 2018
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	January 15, 2021	$958,480
Deferred financing costs, net		(6,359)
Total Global Unsecured Revolving Credit Facility		$952,121	10%	2.517%

Unsecured Term Loan
Hedged variable rate portion of five-year term loan	January 15, 2021	$620,811		2.347%	2.169%
Unhedged variable rate portion of five-year term loan	January 15, 2021	512,120		2.353%
Hedged variable rate portion of seven-year term loan	January 15, 2023	300,000		3.327%	2.985%
Deferred financing costs, net		(4,433)
Total Unsecured Term Loan		$1,428,498	16%	2.554%	2.405%

Senior Notes
Floating rate guaranteed notes due 2019	May 22, 2019	$154,050		0.171%
5.875% notes due 2020	February 1, 2020	500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	420,450		4.750%
2.625% notes due 2024	April 15, 2024	739,440		2.625%
2.750% notes due 2024	July 19, 2024	350,375		2.750%
4.250% notes due 2025	January 17, 2025	560,600		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
3.300% notes due 2029	July 19, 2029	490,525		3.300%
Unamortized discounts		(17,978)
Deferred financing costs, net		(36,735)
Total Senior Notes		$6,660,727	73%	3.802%

Total Unsecured Senior Notes		$6,660,727	73%	3.802%

Mortgage Loans
731 East Trade Street	July 1, 2020	$2,178		8.220%
Secured note due 2023	March 1, 2023	104,000		2.877%	2.711%
Unamortized net premiums		217
Deferred financing costs, net		(29)
Total Mortgage Loans		$106,366	1%	2.986%	2.824%

Total Indebtedness		$9,147,712	100%	3.465%	3.440%

Debt Summary
Total unhedged variable rate debt		$1,624,650	18%
Total fixed rate / hedged variable rate debt		7,588,379	82%
Total Consolidated Debt		$9,213,029	100%	3.465%	3.440% (2)

Global Unsecured Revolving Credit Facility Detail as of March 31, 2018
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,060,182	$1,078,754	$958,480

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $22.9 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	First Quarter 2018

	As of March 31, 2018
	Interest Rate	2018	2019	2020	2021	2022	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	$958,480	—	—	$958,480
Total Global Unsecured Revolving Credit Facility	2.517%	—	—	—	$958,480	—	—	$958,480

Unsecured Term Loan
Hedged variable rate portion of 5-year term loan	2.169% (2)	—	—	—	$620,811	—	—	$620,811
Unhedged variable rate portion of 5-year term loan	2.353%	—	—	—	512,120	—	—	512,120
Hedged variable rate portion of 7-year term loan	2.985% (2)	—	—	—	—	—	$300,000	300,000
Total Unsecured Term Loan	2.405% (2)	—	—	—	$1,132,931	—	$300,000	$1,432,931

Senior Notes
Floating rate guaranteed notes due 2019	0.171%	—	$154,050	—	—	—	—	$154,050
5.875% notes due 2020	5.875%	—	—	$500,000	—	—	—	500,000
3.400% notes due 2020	3.400%	—	—	500,000	—	—	—	500,000
5.250% notes due 2021	5.250%	—	—	—	$400,000	—	—	400,000
3.950% notes due 2022	3.950%	—	—	—	—	$500,000	—	500,000
3.625% notes due 2022	3.625%	—	—	—	—	300,000	—	300,000
2.750% notes due 2023	2.750%	—	—	—	—	—	$350,000	350,000
4.750% notes due 2023	4.750%	—	—	—	—	—	420,450	420,450
2.625% notes due 2024	2.625%	—	—	—	—	—	739,440	739,440
2.750% notes due 2024	2.750%	—	—	—	—	—	350,375	350,375
4.250% notes due 2025	4.250%	—	—	—	—	—	560,600	560,600
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
3.300% notes due 2029	3.300%	—	—	—	—	—	490,525	490,525
Total Senior Notes	3.802%	—	$154,050	$1,000,000	$400,000	$800,000	$4,361,390	$6,715,440

Mortgage Loans
Secured note due 2023	2.711% (2)	—	—	—	—	—	$104,000	$104,000
731 East Trade Street	8.220%	$401	$644	$1,133	—	—	—	2,178
Total Mortgage Loans	2.824%	$401	$644	$1,133	—	—	$104,000	$106,178

Total unhedged variable rate debt		—	$154,050	—	$1,470,600	—	—	$1,624,650
Total fixed rate / hedged variable rate debt		$401	644	$1,001,133	1,020,811	$800,000	$4,765,390	7,588,379

Total Debt	3.440%	$401	$154,694	$1,001,133	$2,491,411	$800,000	$4,765,390	$9,213,029

Weighted Average Interest Rate		8.220%	0.205%	4.642%	2.835%	3.828%	3.542%	3.440%

Summary

Weighted Average Term to Initial Maturity								5.1 Years

Weighted Average Maturity (assuming exercise of extension options)								5.2 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2018

	As of March 31, 2018
	5.875% Notes due 2020 5.250% Notes due 2021
Floating Rate Notes due 2019
3.400% Notes due 2020
3.950% Notes due 2022
3.625% Notes due 2022
4.750% Notes due 2023
2.750% Notes due 2023
2.625% Notes due 2024
2.750% notes due 2024
4.250% Notes due 2025
4.750% Notes due 2025
3.700% notes due 2027
3.300% notes due 2029
				Global Unsecured Revolving Credit Facility
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	43%	40%	Less than 60% (3)	35%
Secured debt / total assets (4)	Less than 40%	< 1%	< 1%	Less than 40%	< 1%
Total unencumbered assets / unsecured debt	Greater than 150%	218%	239%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.9x	4.9x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	4.4x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	36%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.3x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. For the calculation of Total Assets, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2018

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended
	31-Mar-18	31-Mar-17	% Change	31-Dec-17	% Change
Rental revenues	$297,264	$293,823	1.2%	$293,899	1.1%
Tenant reimbursements - Utilities	45,413	43,261	5.0%	47,683	(4.8%)
Tenant reimbursements - Other	14,407	16,683	(13.6%)	18,868	(23.6%)
Interconnection & other	55,045	51,340	7.2%	53,834	2.2%
Total Revenue	$412,129	$405,107	1.7%	$414,284	(0.5%)

Utilities	$56,312	$53,873	4.5%	$59,202	(4.9%)
Rental property operating	64,495	65,890	(2.1%)	66,947	(3.7%)
Property taxes	20,175	18,604	8.4%	20,569	(1.9%)
Insurance	2,209	2,068	6.8%	2,058	7.3%
Total Expenses	$143,191	$140,435	2.0%	$148,776	(3.8%)

Net Operating Income (2)	$268,938	$264,672	1.6%	$265,508	1.3%

Less:
Stabilized straight-line rent	($3,264)	($4,305)	(24.2%)	($3,317)	(1.6%)
Above- and below-market rent	1,979	2,088	(5.2%)	1,874	5.6%
Cash Net Operating Income (3)	$270,223	$266,889	1.2%	$266,951	1.2%

Stabilized Portfolio occupancy at period end (4)	88.4%	89.9%	(1.5%)	89.5%	(1.1%)

(1)
Represents buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 39.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 39.

(4)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended March 31, 2018	First Quarter 2018

	Turn-Key Flex®		Powered Base Building® (8)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	1Q18	LTM	1Q18	LTM	1Q18	LTM	1Q18	LTM	1Q18	LTM

Number of leases (3)	34	124	1	1	148	625	5	31	188	781
Rentable Square Feet Leased (4)	249,664	947,906	198,569	198,569	21,369	108,606	3,982	132,924	473,584	1,388,005
Initial stabilized cash rent per square foot	$170	$147	$18	$19	$294	$268	$34	$21	$110	$126
GAAP base rent per square foot (5)	$170	$151	$24	$25	$294	$268	$37	$23	$113	$130
Leasing cost per square foot	$69	$33	$2	$2	$31	$26	$5	$52	$39	$30
Weighted Average Lease Term (years)	7.4	7.7	10.0	10.0	1.9	2.1	6.4	10.1	8.2	7.8

Net Effective Leasing Economics (6)
Base rent	$183	$157	$24	$25	$294	$268	$37	$23	$120	$134
Rental concessions	$13	$6	—	—	—	$1	—	$1	$7	$4
Estimated operating expense	$31	$27	—	—	$109	$96	$15	$3	$21	$26
Net Rent	$139	$124	$24	$25	$185	$171	$22	$20	$92	$104

Tenant improvements	$7	$3	—	—	—	—	—	$4	$4	$2
Leasing commissions	$3	$3	—	—	$24	$22	$1	$1	$3	$4
Net Effective Rent	$129	$119	$24	$25	$161	$149	$21	$15	$86	$98

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q18	LTM	1Q18	LTM	1Q18	LTM	1Q18	LTM	1Q18	LTM
Number of leases (3)	26	134	2	24	290	1,387	12	44	330	1,589
Rentable square feet renewed (4)	220,188	722,320	6,381	573,751	75,887	386,356	19,093	437,694	321,549	2,120,121
Expiring cash rent per square foot	$143	$148	$36	$33	$304	$293	$28	$21	$172	$117
Renewed cash rent per square foot	$149	$146	$37	$38	$314	$303	$31	$20	$179	$119
Cash Rental Rate Change	4.1%	(1.1%)	4.0%	13.2%	3.5%	3.6%	9.5%	(4.0%)	3.9%	2.0%

Expiring GAAP base rent per square foot (5)	$127	$134	$32	$31	$304	$292	$25	$20	$161	$112
Renewed GAAP base rent per square foot (5)	$146	$143	$43	$39	$314	$303	$31	$20	$177	$119
GAAP Base Rental Rate Change	14.3%	6.7%	32.3%	25.4%	3.5%	3.7%	26.0%	(1.9%)	9.7%	6.3%

Leasing cost per square foot	$8	$7	$1	$5	$0	$0	$2	$14	$5	$7
Weighted Average Lease Term (years)	5.0	5.7	7.9	7.3	1.1	1.3	4.5	9.9	4.1	6.2

Retention Ratio (7)	62.2%	69.4%	7.2%	79.1%	90.3%	87.7%	71.2%	66.7%	58.1%	74.1%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

(8)	LTM includes one PBB power expansion not associated with any additional rentable square footage or kW.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended March 31, 2018	First Quarter 2018

	Turn-Key Flex® (7)		Powered Base Building® (8)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	1Q18	LTM	1Q18	LTM	1Q18	LTM	1Q18	LTM	1Q18	LTM

Number of leases (3)	29	129	—	—	140	616	3	36	172	781
Rentable Square Feet Leased (4)	230,089	970,451	—	—	38,207	112,619	2,408	129,372	270,704	1,212,442
Initial stabilized cash rent per square foot	$132	$150	—	—	$262	$268	$32	$21	$150	$147
GAAP base rent per square foot (5)	$140	$159	—	—	$262	$268	$33	$23	$156	$155
Leasing cost per square foot	$11	$25	—	—	$25	$28	$6	$53	$13	$28
Weighted Average Lease Term (years)	7.5	8.0	—	—	1.8	2.5	6.3	10.2	6.7	7.8

Net Effective Leasing Economics (6)
Base rent	$143	$162	—	—	$262	$269	$33	$23	$159	$158
Rental concessions	$3	$3	—	—	—	$1	—	$1	$3	$3
Estimated operating expense	$16	$27	—	—	$112	$103	$7	$3	$30	$31
Net Rent	$123	$133	—	—	$150	$165	$26	$20	$126	$124

Tenant improvements	$1	$2	—	—	—	—	—	$4	$1	$2
Leasing commissions	$1	$2	—	—	$19	$25	$1	$1	$4	$4
Net Effective Rent	$121	$129	—	—	$131	$140	$25	$15	$122	$118

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q18	LTM	1Q18	LTM	1Q18	LTM	1Q18	LTM	1Q18	LTM
Number of leases (3)	27	143	2	23	271	1,377	11	42	311	1,585
Rentable square feet renewed (4)	221,744	738,872	6,381	504,051	70,796	374,187	17,751	434,055	316,672	2,051,165
Expiring cash rent per square foot	$143	$146	$36	$37	$347	$295	$28	$21	$180	$120
Renewed cash rent per square foot	$149	$144	$37	$42	$359	$305	$31	$20	$187	$122
Cash Rental Rate Change	4.1%	(1.1%)	4.0%	13.6%	3.4%	3.7%	10.0%	(4.0%)	3.8%	2.0%

Expiring GAAP base rent per square foot (5)	$127	$133	$32	$34	$345	$294	$25	$20	$168	$114
Renewed GAAP base rent per square foot (5)	$146	$142	$43	$43	$359	$305	$31	$20	$185	$122
GAAP Base Rental Rate Change	14.3%	7.1%	32.3%	26.0%	3.8%	3.8%	26.3%	(2.0%)	9.7%	6.6%

Leasing cost per square foot	$8	$7	$1	$6	$0	$0	$2	$14	$6	$7
Weighted Average Lease Term (years)	5.0	5.4	7.9	7.8	1.1	1.3	4.4	9.9	4.2	6.3

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	LTM includes $5 million of power expansions not associated with any additional rentable square footage.

(8)	LTM includes one PBB power expansion not associated with any additional rentable square footage or kW.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2018

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,829,276	11.3%
Month to Month (3)	224,705	0.9%	$41,428	1.9%	$184	$184	$41,389
2018	1,424,336	5.7%	220,285	10.3%	155	155	220,559
2019	3,489,296	13.9%	410,002	19.2%	118	120	418,511
2020	2,311,799	9.2%	258,524	12.1%	112	117	269,894
2021	2,644,699	10.6%	226,721	10.6%	86	92	243,989
2022	2,584,627	10.3%	250,050	11.7%	97	107	275,610
2023	1,558,235	6.2%	146,133	6.8%	94	103	160,443
2024	1,629,610	6.5%	141,543	6.6%	87	100	162,346
2025	1,520,632	6.1%	104,507	4.9%	69	80	122,128
2026	1,189,846	4.8%	110,498	5.2%	93	109	130,284
2027	439,873	1.8%	39,672	1.9%	90	111	48,772
Thereafter	3,196,655	12.7%	185,852	8.8%	58	77	245,065

Total / Wtd. Avg.	25,043,589	100.0%	$2,135,215	100.0%	$96	$105	$2,338,990

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,829,276	11.3%	—	—
2,500 or less	1,605,683	6.4%	$319,039	14.9%
2,501 - 10,000	2,620,274	10.5%	322,268	15.1%
10,001 - 20,000	5,862,754	23.4%	712,086	33.4%
20,001 - 40,000	4,285,252	17.1%	453,491	21.2%
40,001 - 100,000	4,250,804	17.0%	210,961	9.9%
Greater than 100,000	3,589,546	14.3%	117,370	5.5%

Total / Wtd. Avg.	25,043,589	100.0%	$2,135,215	100.0%

(1)
For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2018, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2018

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	1,086,485	—	—	—	—	—
Month to Month (3)	95,687	$16,201	0.8%	$169	$169	$16,163
2018	588,592	96,655	4.5%	164	165	96,928
2019	1,501,286	230,654	10.8%	154	159	238,489
2020	1,389,711	199,193	9.3%	143	151	209,204
2021	1,170,737	184,241	8.6%	157	170	199,495
2022	1,363,361	206,827	9.7%	152	168	228,773
2023	898,678	127,634	6.0%	142	157	140,767
2024	780,210	105,383	4.9%	135	156	122,027
2025	533,193	63,681	3.0%	119	143	76,230
2026	723,121	89,262	4.2%	123	146	105,607
2027	248,572	29,877	1.4%	120	147	36,476
Thereafter	1,184,299	124,410	5.9%	105	137	161,668

Total / Wtd. Avg.	11,563,932	$1,474,018	69.1%	$141	$156	$1,631,827

Powered Base Building®
Available	581,017	—	—	—	—	—
Month to Month (3)	221	$184	—	$831	$831	$184
2018	225,716	10,910	0.5%	48	48	10,910
2019	1,087,679	45,995	2.2%	42	43	46,594
2020	625,343	22,983	1.1%	37	39	24,157
2021	915,791	22,411	1.0%	24	26	23,910
2022	885,552	33,702	1.6%	38	42	36,888
2023	495,217	13,430	0.6%	27	29	14,356
2024	508,302	23,664	1.1%	47	54	27,456
2025	770,769	30,770	1.4%	40	46	35,496
2026	379,935	17,076	0.8%	45	53	20,273
2027	166,167	9,304	0.4%	56	70	11,692
Thereafter	1,394,901	56,023	2.7%	40	55	77,044

Total / Wtd. Avg.	8,036,610	$286,452	13.4%	$38	$44	$328,960

Colocation
Available	584,263	—	—	—	—	—
Month to Month (3)	97,605	$23,524	1.1%	$241	$241	$23,524
2018	333,370	105,342	4.9%	316	316	105,342
2019	418,871	127,536	6.0%	304	304	127,537
2020	155,131	32,098	1.5%	207	207	32,100
2021	47,488	12,027	0.6%	253	253	12,030
2022	22,023	3,626	0.2%	165	165	3,626
2023	11,751	3,279	0.2%	279	279	3,279
2024	73,606	7,813	0.4%	106	106	7,813
2025	26,778	7,158	0.3%	267	267	7,158
2026	12,577	3,200	0.1%	254	254	3,200
2027	—	—	—	—	—	—
Thereafter	350	323	—	923	923	323

Total / Wtd. Avg.	1,783,813	$325,926	15.3%	$272	$272	$325,932

Non-Technical
Available	577,511	—	—	—	—	—
Month to Month (3)	31,192	$1,519	0.1%	$49	$49	$1,519
2018	276,658	7,379	0.3%	27	27	7,380
2019	481,459	5,818	0.3%	12	12	5,891
2020	141,613	4,251	0.2%	30	31	4,433
2021	510,683	8,042	0.4%	16	17	8,554
2022	313,691	5,894	0.3%	19	20	6,323
2023	152,589	1,790	0.1%	12	13	2,041
2024	267,492	4,683	0.2%	18	19	5,050
2025	189,892	2,897	0.1%	15	17	3,243
2026	74,213	960	—	13	16	1,204
2027	25,134	492	—	20	24	605
Thereafter	617,107	5,094	0.2%	8	10	6,028

Total / Wtd. Avg.	3,659,234	$48,819	2.2%	$16	$17	$52,271

(1)
For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2018, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2018

Customer		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	IBM	27	1,011,289	4.6%	$137,985	6.5%	3.9
2	Fortune 50 Software Company	16	1,642,275	7.4%	131,236	6.1%	6.6
3	Facebook, Inc.	16	844,149	3.8%	125,187	5.9%	4.4
4	Cyxtera Technologies, Inc. (3)	19	1,938,657	8.7%	79,510	3.7%	4.4
5	Fortune 25 Investment Grade-Rated Company	9	643,637	2.9%	74,173	3.5%	5.9
6	Oracle America, Inc.	17	519,950	2.3%	67,812	3.2%	3.0
7	Verizon	66	454,162	2.0%	60,605	2.8%	3.0
8	Equinix	20	959,599	4.3%	57,730	2.7%	11.1
9	Rackspace	8	480,109	2.2%	50,627	2.4%	10.8
10	LinkedIn Corporation	7	366,992	1.7%	44,993	2.1%	6.4
11	AT&T	54	665,385	3.0%	41,058	1.9%	4.3
12	Fortune 500 SaaS Provider	7	275,432	1.2%	40,348	1.9%	5.0
13	DXC Technology Company (4)	10	252,425	1.1%	35,110	1.6%	1.5
14	JPMorgan Chase & Co.	16	260,950	1.2%	32,001	1.5%	3.1
15	Comcast Corporation	26	166,279	0.7%	31,344	1.5%	6.9
16	CenturyLink, Inc.	80	428,929	1.9%	26,764	1.3%	5.6
17	SunGard Availability Services LP	11	222,183	1.0%	25,307	1.2%	7.0
18	Charter Communications	18	144,633	0.7%	23,940	1.1%	6.2
19	NTT Communications Company	15	237,943	1.1%	23,736	1.1%	3.7
20	Uber Technologies, Inc.	4	133,714	0.6%	23,061	1.1%	3.3
	Total / Weighted Average		11,648,692	52.4%	$1,132,527	53.1%	5.6

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

(1)
Occupied square footage is calculated based on leases that commenced on or before March 31, 2018. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2018, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct customers. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct customers, of CenturyLink, Inc. in 2Q 2017.

(4)
Represents leases with former Hewlett Packard Enterprises affiliates, which are our direct customers. DXC Technology Company was formed in 2Q 2017 from the merger of Computer Sciences Corporation (CSC) and the Enterprise Services business of Hewlett Packard Enterprise.

Portfolio Summary	Financial Supplement
As of March 31, 2018	First Quarter 2018

	As of
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Number of Data Centers (1)
Domestic (2)	133	131	130	123	123
International	48	49	48	46	46
Unconsolidated joint ventures (1)	18	18	15	15	15
Held-for-sale	4	7	9	3	3
Total	203	205	202	187	187

Number of Buildings (1)
Domestic (2)	144	142	145	142	143
International	48	49	48	47	47
Unconsolidated joint ventures (1)	19	19	16	16	16
Held-for-sale	8	15	14	5	3
Total	219	225	223	210	209

Number of Metropolitan Areas
Domestic	18	18	18	19	20
International	12	12	12	12	12
Unconsolidated joint ventures	2	2	1	1	1
Held-for-sale	—	1	2	1	—
Total	32	33	33	33	33

Net Rentable Square Feet (3)
Domestic	21,261,798	20,920,679	20,758,073	17,644,614	17,444,971
International	3,464,131	3,430,671	3,430,671	3,402,990	3,367,637
Unconsolidated joint ventures	2,389,705	2,237,219	1,867,341	1,867,341	1,867,341
Held-for-sale	490,936	1,067,704	979,242	495,204	225,799
Total	27,606,570	27,656,273	27,035,327	23,410,149	22,905,748

Active Development (4)
Domestic	2,138,421	1,189,852	1,467,163	749,642	890,734
International	1,491,400	1,510,304	1,292,695	433,227	580,082
Total	3,629,821	2,700,156	2,759,858	1,182,869	1,470,816

Space Held for Development (5)
Domestic	1,209,712	1,283,632	1,253,516	1,291,773	1,370,990
International	251,553	290,126	311,367	311,367	199,813
Unconsolidated joint ventures	71,417	71,417	71,417	71,417	71,417
Held-for-sale	—	89,923	89,923	89,923	89,923
Total	1,532,682	1,735,098	1,726,223	1,764,480	1,732,143

Portfolio occupancy (6)	89.2%	90.2%	90.8%	89.1%	89.4%
Digital Realty's share occupancy (7)	88.7%	89.7%	90.3%	88.5%	88.7%
Stabilized "same-capital" pool occupancy (8)	88.4%	89.5%	89.7%	89.9%	89.9%

(1)
Includes 13 data centers held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA; 2950 Zanker Road, San Jose, CA; 4700 Old Ironsides Drive, Santa Clara, CA; 444 Toyama Drive, Sunnyvale, CA; 43915 Devin Shafron Drive (Bldg A), Ashburn, VA; 43790 Devin Shafron Drive (Bldg E), Ashburn, VA; 21551 Beaumeade Circle, Ashburn, VA; 7505 Mason King Court, Manassas, VA; 14901 FAA Boulevard, Fort Worth, TX; 900 Dorothy Drive, Richardson, TX; 33 Chun Choi Street, Hong Kong; and 636 Pierce Street, Somerset, NJ; five data centers held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA, 2020 Fifth Avenue, Seattle, WA, Digital Osaka, Mitaka North, and Mitaka South.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the data center count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our data center count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30).

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	First Quarter 2018

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,372,747	$3,489	$1,376,236	57.6%
Powered Base Building®	207,021	10	207,031	8.7%
Colocation	91,402	24,451	115,853	4.9%
Non-Technical	39,024	5	39,029	1.6%
Corporate Data Center Total	$1,710,194	$27,955	$1,738,149	72.8%

Internet Gateway Data Center
Turn-Key Flex®	$101,270	$1,221	$102,491	4.3%
Powered Base Building®	79,433	—	79,433	3.3%
Colocation	234,524	221,745	456,269	19.1%
Non-Technical	8,532	4	8,536	0.4%
Internet Gateway Data Center Total	$423,759	$222,970	$646,729	27.1%

Non-Data Center
Non-Technical	$1,262	—	$1,262	0.1%
Non-Data Center Total	$1,262	—	$1,262	0.1%

Total	$2,135,215	$250,925	$2,386,140	100.0%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2018, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	First Quarter 2018

Metropolitan Area	IT Load / MW Capacity (2)	Leased Square Feet	Net Rentable Square Feet (3)	Occupancy % 3/31/18 (4)	Occupancy % 12/31/17 (4)

Northern Virginia	344.9	3,605,257	3,857,846	93.5%	94.3%
Chicago	142.5	1,719,807	1,801,954	95.4%	95.0%
Silicon Valley	99.5	924,130	961,572	96.1%	95.8%
Dallas	82.2	950,203	1,217,101	78.1%	83.7%
Phoenix	45.7	562,251	700,184	80.3%	80.2%
New York	45.8	830,454	1,045,552	79.4%	77.8%
San Francisco	25.5	362,920	484,652	74.9%	73.2%
Boston	19.0	230,077	375,026	61.3%	85.2%
Los Angeles	13.7	209,808	247,552	84.8%	84.3%
Houston	12.6	143,380	163,209	87.9%	87.7%
Other Metropolitan Areas	29.3	389,115	473,109	82.2%	83.0%
Total North America	860.7	9,927,402	11,327,757	87.6%	88.9%

London, United Kingdom	90.4	1,001,366	1,120,146	89.4%	89.2%
Amsterdam, Netherlands	15.1	103,289	130,311	79.3%	75.4%
Other Metropolitan Areas	15.0	143,877	224,456	64.1%	78.1%
Total Europe	120.5	1,248,532	1,474,913	84.7%	86.3%

Singapore	25.9	280,050	307,451	91.1%	91.8%
Other Metropolitan Areas	16.6	221,013	237,624	93.0%	93.0%
Total Asia/Pacific	42.5	501,063	545,075	91.9%	92.3%

Total	1,023.7	11,676,997	13,347,745	87.5%	88.8%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes buildings classified as held-for-sale.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes buildings classified as held-for-sale. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2018

					Occupancy (5)
Metropolitan Area	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-18	31-Dec-17	TKF & Colo IT Load (6)

North America

Northern Virginia	4,935,774	1,395,350	90,998	$471,944	94.3%	94.9%	343.1
Chicago	2,839,108	539,194	197,160	285,576	95.5%	95.2%	142.5
New York	1,907,564	34,821	278,170	199,430	85.0%	84.1%	45.1
Silicon Valley	2,185,341	65,680	—	193,977	96.9%	96.8%	99.5
Dallas	3,360,198	69,359	80,793	176,589	84.3%	88.2%	82.2
Phoenix	990,385	—	108,926	90,952	67.5%	67.3%	45.7
San Francisco	989,743	13,500	—	71,840	66.7%	67.8%	25.5
Atlanta	775,606	—	313,581	55,195	94.6%	94.5%	8.9
Los Angeles	818,479	—	—	42,255	90.2%	90.1%	13.7
Boston	534,249	—	50,649	31,243	67.3%	85.0%	19.0
Houston	392,816	—	13,969	21,418	87.9%	87.9%	12.6
Toronto, Canada	188,066	711,000	—	14,109	93.9%	93.9%	6.8
Denver	371,500	—	—	11,475	95.6%	95.6%	—
Austin	85,688	—	—	6,851	50.1%	50.1%	4.3
Miami	205,797	20,517	—	6,812	95.4%	96.6%	1.4
Portland	48,574	—	—	6,106	83.3%	83.3%	4.5
Minneapolis/St. Paul	406,929	—	—	5,952	85.1%	85.1%	—
Charlotte	95,499	—	—	4,428	89.1%	88.0%	1.5
Seattle	40,480	—	75,466	2,454	76.9%	69.1%	2.0
North America Total/Weighted Average	21,171,796	2,849,421	1,209,712	$1,698,606	88.4%	89.4%	858.3

EUROPE

London, United Kingdom	1,400,718	171,471	55,059	$218,715	89.8%	89.7%	90.4
Amsterdam, Netherlands	471,337	—	160,044	45,929	89.6%	91.9%	15.1
Dublin, Ireland	307,775	49,051	—	25,259	90.4%	90.4%	8.1
Frankfurt, Germany	83,981	83,818	—	8,753	32.1%	63.1%	6.9
Paris, France	185,994	—	—	7,674	100.0%	100.0%	—
Manchester, United Kingdom	38,016	—	—	1,898	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,865	100.0%	100.0%	—
Europe Total/Weighted Average	2,547,011	304,340	215,103	$310,093	89.1%	90.8%	120.5

ASIA PACIFIC

Singapore	465,519	38,670	36,449	$72,286	84.1%	84.6%	25.9
Melbourne, Australia	125,329	21,241	—	17,446	91.5%	91.5%	7.2
Sydney, Australia	138,207	176,150	—	16,658	99.8%	99.8%	6.5
Osaka, Japan	—	239,999	—	—	—	—	—
Asia Pacific Total/Weighted Average	729,055	476,060	36,449	$106,390	88.4%	88.7%	39.6

Non-Data Center Properties	278,068	—	—	$1,262	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	24,725,929	3,629,821	1,461,265	$2,116,351	88.6%	89.7%	1,018.4

Held for Sale	490,936	—	—	$3,548	60.4%	60.4%	0.3

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	546,572	—	—	$26,719	99.1%	99.6%	9.0
Hong Kong	114,883	—	71,417	17,659	80.8%	80.8%	5.8
Silicon Valley	326,305	—	—	12,708	100.0%	100.0%	—
Dallas	319,876	—	—	7,595	100.0%	100.0%	—
New York	108,336	—	—	3,190	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	1,415,972	—	71,417	$67,871	98.1%	98.3%	18.2

Managed Portfolio Total/Weighted Average	26,141,901	3,629,821	1,532,682	$2,184,222	89.1%	90.1%	1,036.6

Digital Realty Share Total/Weighted Average (7)	25,043,589	3,629,821	1,496,973	$2,135,215	88.7%	89.7%	1,023.7

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle	451,369	—	—	$53,828	97.9%	97.9%	28.5
Tokyo, Japan	430,277	—	—	20,282	86.9%	87.0%	15.5
Osaka, Japan	92,087	—	—	15,505	89.2%	89.2%	7.6
Non-Managed Portfolio Total/Weighted Average	973,733	—	—	$89,615	92.2%	93.3%	51.6

Portfolio Total/Weighted Average	27,115,634	3,629,821	1,532,682	$2,273,837	89.2%	90.2%	1,088.2

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 30).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2018, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	First Quarter 2018

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	2	416,781	$50,925	$68,105	$119,030	1	122,413	12,800	$110,370	$8,867	$119,237	—	2Q18			2	539,194	$161,295	$76,972	$238,267
Dallas	—	—	—	—	—	1	69,359	6,000	15,750	31,850	47,600	—	3Q18			1	69,359	15,750	31,850	47,600
Miami	—	—	—	—	—	1	20,517	800	14,634	2,525	17,159	—	2Q18			1	20,517	14,634	2,525	17,159
Northern Virginia	2	820,880	81,622	115,786	197,408	4	574,470	60,600	282,132	203,547	485,679	61.2%	3Q18			4	1,395,350	363,754	319,333	683,087
New York	—	—	—	—	—	2	34,821	2,400	26,324	12,277	38,601	50.0%	2Q18			2	34,821	26,324	12,277	38,601
San Francisco	—	—	—	—	—	1	13,500	1,200	16,211	2,071	18,282	100.0%	2Q18			1	13,500	16,211	2,071	18,282
Silicon Valley	—	—	—	—	—	1	65,680	6,000	63,985	11,870	75,855	—	2Q18			1	65,680	63,985	11,870	75,855
Toronto	1	607,000	129,283	12,645	141,928	1	104,000	6,000	68,436	4,936	73,372	—	2Q18			1	711,000	197,719	17,581	215,300
North America	5	1,844,661	$261,830	$196,536	$458,366	12	1,004,760	95,800	$597,842	$277,943	$875,785	41.2%		11.6%	10.9%	13	2,849,421	$859,672	$474,479	$1,334,151

Dublin, Ireland	1	27,432	$4,477	$5,775	$10,252	1	21,619	3,000	$5,889	$20,034	$25,923	43.3%	4Q18			1	49,051	$10,366	$25,809	$36,175
Frankfurt, Germany	1	83,818	25,679	5,050	30,729	—	—	—	—	—	—	—				1	83,818	25,679	5,050	30,729
London, United Kingdom	1	76,123	35,675	2,539	38,214	2	95,348	7,000	63,378	43,234	106,612	57.1%	2Q18			2	171,471	99,053	45,773	144,826
Europe	3	187,373	$65,831	$13,364	$79,195	3	116,967	10,000	$69,267	$63,268	$132,535	53.0%		10.6%	9.5%	4	304,340	$135,098	$76,632	$211,730

Melbourne, Australia	—	—	—	—	—	1	21,241	2,400	$7,088	$15,359	$22,447	—	3Q18			1	21,241	$7,088	$15,359	$22,447
Osaka, Japan	1	183,749	$15,031	$76,547	$91,578	1	56,250	7,000	5,010	90,004	95,014	—	2Q19			1	239,999	20,041	166,551	186,592
Singapore	—	—	—	—	—	1	38,670	6,000	30,795	43,309	74,104	83.5%	4Q18			1	38,670	30,795	43,309	74,104
Sydney, Australia	1	94,937	9,241	12,930	22,171	1	81,213	7,800	17,160	71,554	88,714	42.2%	4Q18			1	176,150	26,401	84,484	110,885
Asia Pacific	2	278,686	24,272	89,477	113,749	4	197,374	23,200	$60,053	$220,226	$280,279	35.8%		9.4%	9.6%	4	476,060	$84,325	$309,703	$394,028

Total	10	2,310,720	$351,933	$299,377	$651,310	19	1,319,101	129,000	$727,162	$561,437	$1,288,599	41.1%		11.0%	10.5%	21	3,629,821	$1,079,095	$860,814	$1,939,909

(1)	Represents costs incurred through March 31, 2018.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	First Quarter 2018

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	15,653	625	$9,401	48.0%
Boston	1	6,413	217	3,399	—
Chicago	1	34,643	2,704	28,889	—
Dallas	2	176,510	13,600	123,136	55.9%
Houston	1	15,141	1,108	12,614	—
Northern Virginia	2	141,494	12,552	89,573	86.5%
North America	8	389,854	30,806	$267,012	60.9%	12.1%	11.7%

Amsterdam, Netherlands	1	21,362	2,000	$23,074	—
Dublin, Ireland	1	6,328	620	7,569	—
Frankfurt, Germany	1	36,340	3,000	36,128	—
London, United Kingdom	2	36,994	3,739	31,895	—
Europe	5	101,024	9,359	$98,666	—	10.1%	9.5%

Singapore	2	25,365	2,257	$30,538	65.9%
Asia Pacific	2	25,365	2,257	$30,538	65.9%	10.2%	10.7%

Subtotal Consolidated Portfolio	15	516,243	42,422	$396,216	38.8%	11.2%	10.8%

Hong Kong	1	22,095	1,200	$19,646	10.4%
Subtotal Unconsolidated JV (4)	1	22,095	1,200	$19,646	10.4%	14.0%	13.2%

Grand Total	16	538,338	43,622	$415,862	46.7%	11.6%	11.2%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of March 31, 2018.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2018

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Development (1)	N/A	467.6	$236,415	—	$236,415
Development Construction in Progress
Space Held for Development (1)	1,461,265	N/A	375,502	—	375,502	$257
Base Building Construction (2)	2,310,720	N/A	351,933	$299,377	651,310	282
Data Center Construction	1,319,101	N/A	727,162	561,437	1,288,599	977
Equipment Pool & Other Inventory (3)	N/A	N/A	8,177	—	8,177
Campus, Tenant Improvements & Other (4)	N/A	N/A	7,291	10,105	17,396
Total Development Construction in Progress	5,091,086		$1,470,065	$870,919	$2,340,984

Enhancement & Other			$10,357	$22,598	$32,955
Recurring			14,458	21,738	36,196
Total Construction in Progress			$1,731,295	$915,255	$2,646,550

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of March 31, 2018 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)	Represents costs incurred through March 31, 2018.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	First Quarter 2018

	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Non-Recurring Capital Expenditures (1)
Development	$231,334	$314,580	$226,767	$171,128	$199,742
Enhancements and Other Non-Recurring	6,030	443	1,359	1,722	2,816
Total Non-Recurring Capital Expenditures	$237,364	$315,023	$228,126	$172,850	$202,558

Recurring Capital Expenditures (2)	$27,328	$45,298	$34,664	$26,740	$29,588

Total Direct Capital Expenditures	$264,692	$360,321	$262,791	$199,590	$232,146

Indirect Capital Expenditures
Capitalized Interest	$7,385	$8,045	$5,285	$3,770	$4,614
Capitalized Overhead	17,763	18,376	19,731	18,351	17,599
Total Indirect Capital Expenditures	$25,148	$26,421	$25,016	$22,121	$22,213

Total Improvements to and Advances for Investment in Real Estate	$289,840	$386,742	$287,807	$221,711	$254,359

Consolidated Portfolio Net Rentable Square Feet (3)	25,043,589	24,669,010	24,506,404	21,364,861	21,129,928

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	First Quarter 2018

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	1	313,581	$21,743
Boston	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,000	5	197,160	87,754
Dallas	3	116.3	31,081	4	80,793	3,983
Houston	—	—	—	1	13,969	2,726
New York	1	34.2	42,201	7	278,170	84,661
Northern Virginia	4	181.4	58,545	4	90,998	3,141
Phoenix	2	56.5	12,260	1	108,926	12,369
Portland	2	46.7	18,610	—	—	—
Silicon Valley	1	2.0	5,716	—	—	—
Seattle	—	—	—	1	75,466	7,736
North America	14	438.5	$193,413	25	1,209,712	$247,736

Amsterdam, Netherlands	1	5.1	$8,207	2	160,044	$65,893
Dublin, Ireland	1	5.0	7,231	—	—	—
Frankfurt, Germany	1	4.0	9,402	—	—	—
London, United Kingdom	1	6.7	11,490	3	55,060	13,421
Europe	4	20.8	$36,330	5	215,104	$79,314

Melbourne, Australia	1	4.1	$1,738	—	—	—
Osaka, Japan	1	4.2	4,934	—	—	—
Singapore	—	—	—	1	36,449	$48,452
Asia Pacific	2	8.3	$6,672	1	36,449	$48,452

Subtotal Consolidated Portfolio	20	467.6	$236,415	31	1,461,265	$375,502

Hong Kong	—	—	—	1	71,417	$16,363
Subtotal Unconsolidated JV	—	—	—	1	71,417	$16,363

Grand Total	20	467.6	$236,415	32	1,532,682	$391,865

(1)	Represents buildings acquired to support ground-up development.

(2)	Represents costs incurred through March 31, 2018. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2018

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
200 Quannapowitt Parkway	Boston	1/25/18	$15,000	n/a	144,569	66,526	13%
34551 Ardenwood Boulevard	Fremont	2/9/2018	$73,283	6.9%	322,757	—	86%
11085 Sun Center Drive	Sacramento	3/14/18	$36,771	8.8%	69,048	—	100%
3065 Gold Camp Drive	Sacramento	3/14/18	$14,189	8.1%	40,394	23,397	100%
Total			$139,243	7.3%	576,768	89,923

Joint Venture Contributions:
Property	Metropolitan Area	Date Invested	Contribution Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	First Quarter 2018

	As of March 31, 2018
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$133,202	$48,574	$153,297	$320,745	$441,533	$124,622	$18,071	$1,240,044
Accumulated depreciation & amortization	(103,810)	(3,432)	(21,022)	(1,814)	(44,043)	(11,009)	(1,856)	(186,986)
Net Book Value of Operating Real Estate	$29,392	$45,142	$132,275	$318,931	$397,490	$113,613	$16,215	$1,053,058
Other assets	21,084	9,337	58,151	124,742	57,837	34,908	2,295	308,354
Total Assets	$50,476	$54,479	$190,426	$443,673	$455,327	$148,521	$18,510	$1,361,412

Debt	134,486	47,000	—	235,225	207,791	101,732	—	726,234
Other liabilities	4,090	223	4,371	32,515	76,558	2,593	334	120,684
Equity / (deficit)	(88,100)	7,256	186,055	175,933	170,978	44,196	18,176	514,494
Total Liabilities and Equity	$50,476	$54,479	$190,426	$443,673	$455,327	$148,521	$18,510	$1,361,412

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$67,243	$23,500	—	$117,613	$41,558	$20,346	—	$270,260

	Three Months Ended March 31, 2018
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Total revenues	$12,952	$2,305	$4,788	$13,856	$10,529	$4,896	$2,405	$51,731
Operating expenses	(4,078)	(486)	(1,641)	(6,847)	(2,078)	(1,971)	(1,318)	(18,419)
Net Operating Income (NOI)	$8,874	$1,819	$3,147	$7,009	$8,451	$2,925	$1,087	$33,312

Straight-line rental revenue	$19	—	$174	($954)	($186)	($38)	—	($985)
Above- and below-market rent	—	—	—	—	(749)	924	—	175
Cash Net Operating Income (NOI)	$8,893	$1,819	$3,321	$6,055	$7,516	$3,811	$1,087	$32,502

Interest expense	($1,161)	($367)	$1	($913)	($1,808)	($1,022)	($137)	($5,407)
Depreciation & amortization	(1,434)	(211)	(1,693)	(1,377)	(3,183)	(2,245)	(194)	(10,337)
Other income / (expense)	23	1	(216)	(1,791)	(73)	(141)	(37)	(2,234)
Total Non-Operating Expenses	($2,572)	($577)	($1,908)	($4,081)	($5,064)	($3,408)	($368)	($17,978)

Net Income / (Loss)	$6,302	$1,242	$1,239	$2,928	$3,387	($483)	$719	$15,334

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$4,437	$910	$1,574	$3,505	$1,690	$585	$185	$12,886

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$4,447	$910	$1,661	$3,028	$1,503	$762	$185	$12,496

Digital Realty's income (loss) from unconsolidated JVs (1)	$3,250	$621	$620	$1,464	$851	$482	$122	$7,410

Digital Realty's Pro Rata Share of FFO (2)	$3,967	$727	$1,467	$2,153	$1,488	$931	$155	$10,888

Digital Realty's Fee Income from JV	—	—	$141	$308	$531	$422	—	$1,402

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 38.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	First Quarter 2018

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Net Income (Loss) Available to Common Stockholders	$86,298	$53,306	($4,139)	$57,837	$66,145
Interest	76,985	73,989	71,621	57,582	55,450
(Gain) from early extinguishment of debt	—	—	(1,990)	—	—
Tax expense	3,374	545	2,494	2,639	2,223
Depreciation & amortization	294,789	287,973	199,914	178,111	176,466
Impairment of investments in real estate	—	—	28,992	—	—
EBITDA	$461,446	$415,813	$296,892	$296,169	$300,284
Severance, equity acceleration, and legal expenses	234	1,209	2,288	365	869
Transaction and integration expenses	4,178	15,681	42,809	14,235	3,323
(Gain) loss on real estate transactions	(39,273)	(30,746)	(9,751)	(380)	522
Equity in earnings adjustment for non-core items	—	—	—	(3,285)	—
Other non-core expense adjustments	431	2	3,051	24	—
Non-controlling interests	3,468	6,023	40	920	1,025
Preferred stock dividends, including undeclared dividends	20,329	20,329	16,575	14,505	17,393
Issuance costs associated with redeemed preferred stock	—	—	—	6,309	—
Adjusted EBITDA	$450,813	$428,311	$351,904	$328,862	$323,416

	Three Months Ended
Financial Ratios	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17

Total GAAP interest expense	$76,985	$73,989	$71,621	$57,582	$55,450
Bridge facility fees	—	—	(3,182)	—	—
Capitalized interest	7,385	8,045	5,285	3,770	4,614
Change in accrued interest and other non-cash amounts	1,743	(29,588)	(15,643)	2,951	(1,631)
Cash Interest Expense (2)	$86,113	$52,446	$58,081	$64,303	$58,433

Scheduled debt principal payments	193	141	138	135	132
Preferred dividends	20,329	20,329	16,575	14,505	17,393
Total Fixed Charges (3)	$104,892	$102,504	$93,619	$75,992	$77,589

Coverage
Interest coverage ratio (4)	5.3x	5.2x	4.8x	5.4x	5.4x
Cash interest coverage ratio (5)	5.2x	8.2x	6.1x	5.1x	5.5x
Fixed charge coverage ratio (6)	4.3x	4.2x	3.9x	4.3x	4.2x
Cash fixed charge coverage ratio (7)	4.2x	5.9x	4.7x	4.2x	4.3x

Leverage
Debt to total enterprise value (8) (9)	27.7%	25.2%	24.2%	24.9%	25.3%
Debt plus preferred stock to total enterprise value (9)(10)	31.5%	28.9%	27.8%	28.2%	29.6%
Pre-tax income to interest expense (11)	2.4x	2.1x	1.2x	2.4x	2.5x
Net Debt to Adjusted EBITDA (12)	5.3x	5.2x	6.0x	5.1x	4.9x

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 38.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2018

Funds From Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, non-controlling interests share of gain on sale of property, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) gain (loss) from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) equity in earnings adjustment for non-core items, (vi) severance, equity acceleration, and legal expenses, (vii) bridge facility fees and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rent revenue, (vi) straight-line rent expense, (vii) above- and below-market rent amortization, (viii) deferred non-cash tax expense, (ix) capitalized leasing compensation, (x) recurring capital expenditures and (xi) capitalized internal leasing commissions. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core expense adjustments, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2018

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended March 31, 2018, GAAP interest expense was $77 million, capitalized interest was $7 million and scheduled debt principal payments and preferred dividends was $20 million.

	Three Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	31-Mar-18	31-Dec-17	31-Mar-17

Operating income	$143,813	$117,198	$137,283

Fee income	(1,133)	(1,386)	(1,895)
Other income	(858)	(447)	(35)
Depreciation and amortization	294,789	287,973	176,466
General and administrative	36,289	44,311	33,778
Severance, equity acceleration, and legal expenses	234	1,209	869
Transaction expenses	4,178	15,681	3,323
Other expenses	431	2	—

Net Operating Income	$477,743	$464,541	$349,789

Cash Net Operating Income (Cash NOI)

Net Operating Income	$477,743	$464,541	$349,789

Straight-line rental revenue	(10,266)	(8,705)	(4,058)
Straight-line rental expense	2,599	(626)	4,258
Above- and below-market rent amortization	6,666	6,633	(1,973)

Cash Net Operating Income	$476,742	$461,843	$348,016

Forward-Looking Statements	Financial Supplement
First Quarter 2018

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: expansion of our Google Cloud Partner Interconnect offering, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO and net income 2018 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2018 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	reduced demand for data centers or decreases in information technology spending;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•
the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;

•	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;

•	breaches of our obligations or restrictions under our contracts with our customers;

•	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;

•	the impact of current global and local economic, credit and market conditions;

•	our inability to retain data center space that we lease or sublease from third parties;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;

•	financial market fluctuations and changes in foreign currency exchange rates;

•
adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;

•	our inability to manage our growth effectively;

•	losses in excess of our insurance coverage;

•	environmental liabilities and risks related to natural disasters;

•	our inability to comply with rules and regulations applicable to our company;

•	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;

•	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;

•	restrictions on our ability to engage in certain business activities; and

•	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.
Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.